Consent of Independent Public Accountants


To the Shareholders and Trustees of
Pioneer International Value Fund

     As independent public accountants, we hereby consent to the use of our report on Pioneer International Value Fund dated January 10, 2002 (and to all references to our firm) included in or made a part of Pioneer International Value Fund's Post-Effective Amendment No. 13 and Amendment No. 14 to Registration Statement File Nos. 33-53746 and 811-07318, respectively.



/s/ Arthur Andersen LLP
Arthur Andersen LLP

Boston, Massachuestts
March 28, 2002